EXHIBIT 23.1

JASPERS  +  HALL,  PC
CERTIFIED  PUBLIC  ACCOUNTANTS
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9175  Kenyon  Avenue,  Suite  100
Denver,  CO  80237
303-796-0099

October 18,  2005

To  the  Board  of  Directors  of
Jane  Butel  Corporation
620  North  Denning  Drive,  Suite  100
Winter  Park,  FL  32789

Gentlemen:

We hereby consent to the use of our audit report dated September 29, 2005 of Jane Butel Corporation for the year ended June 30, 2005 in the Form S-8 of Jane Butel Corporation dated July 25, 2005.

/s/  Jaspers  +  Hall,  PC
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Jaspers  +  Hall,  PC